Exhibit 10

                          SECURITIES EXCHANGE AGREEMENT

         SECURITIES EXCHANGE AGREEMENT (the "Agreement") dated as of the 19th day of July, 2006, by and among Global Immune Technologies Inc., a corporation organized under the laws of the State of Wyoming, United States of America ("GIMU"), MedPri Limited, a company organized under the laws of England and Wales ("MedPri"), Primedical International Ltd, a corporation organized under the laws of Jersey ("PML"), and Medical Monitors Limited, a company organized under the laws of Australia ("MML").

                                   WITNESSETH:

         WHEREAS, GIMU wishes to acquire from PML all of the issued and outstanding stock of MEDPRI in exchange for shares of common stock and warrants of GIMU, and an issue of convertible notes; and

         WHEREAS, PML wishes to acquire from GIMU certain securities of GIMU in exchange; and

         WHEREAS, GIMU, MedPri, PML and MML are entering into this Agreement to provide for such exchange and to establish various rights and obligations in connection therewith, including the reorganization of the Board of Directors and management of GIMU such that effective as of the closing of the transactions contemplated hereby the Board of Directors of GIMU shall consist entirely of Harry Platt, David Stanley, Avram Perez, and Don Perks, and that the Chief Executive Officer shall be David Stanley, and Don Perks shall remain as interim Director for a six month period post signature of this agreement.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Exchange of Securities.

         1.1 GIMU Consideration. On the terms and subject to the conditions set forth in this Agreement; GIMU shall issue, convey and deliver to PML at Closing, which shall occur on or before August 20, 2006, the following securities:

                  (a) Seventy-Four Million (74,000,000) shares of the Common Stock of GIMU; which shares PML shall redistribute to its shareholders on a pro rata basis.

                  (b) Seven Million Four Hundred Thousand (7,400,000) warrants, each warrant representing the right to purchase one share of Common Stock of GIMU for a price of Fifty Cents (US $0.50), valid for a period of 5 years from the date of this Agreement; and

                  (c) A Promissory Note, bearing no interest, in the amount of Ten Million United States Dollars ($10,000,000) payable automatically and without demand on the third anniversary of the date of this Agreement, such note to be convertible into shares of Common Stock of GIMU at the holder's option at any time prior to the maturity date, such conversion to be at a price equal to Eighty-Five Percent (85%) of the average closing price (meaning the price of the last transaction booked during regular market hours, and exclusive of after-hours trading), of GIMU Common stock over the immediately preceding five business days. At no time shall such conversion price be less than Forty Cents (US $ 0.40) or greater than One Dollar (US $ 1.00); and



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                  (d) A Promissory  Note issued to Medical  Monitors  Limited in consideration for Intellectual Property, bearing no interest, in the amount of Four Million United States Dollars ($4,000,000) payable automatically and without demand on the first anniversary of the date of this Agreement, such note to be convertible into shares of Common Stock of GIMU at the holder's option at any time prior to the maturity date, such conversion to be at a price equal to Eighty-Five Percent (85%) of the average closing price (meaning the price of the
last   transaction   booked  during  regular  market  hours,  and  exclusive  of after-hours trading), of GIMU Common stock over the immediately preceding five business days. At no time shall such conversion price be less than Forty Cents (US $ 0.40) or greater than One Dollar (US $1.00).

         1.2 PML Consideration. In exchange for the issuance by GIMU to PML of the GIMU Shares, Warrants and Promissory Notes, PML shall assign and convey to GIMU all of its interest in Fifty eight million and three hundred and two thousand (58,302,000) shares of the Common Stock of MEDPRI, such shares constituting all of the outstanding capital stock of MEDPRI..

         2. Representations and Warranties of GIMU. GIMU represents and warrants to PML and MEDPRI as follows:

         2.1 Due Organization. GIMU is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, operate, and lease its properties and assets and to conduct its business as now conducted, and is qualified to do business in the state or other jurisdiction where the nature of its properties, assets, or business requires such qualification other than where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, of the business of GIMU or its operations, affairs, properties, or assets. GIMU is domiciled in the State of Wyoming, USA.

         2.2 Compliance with Law. GIMU has obtained and maintains in full force and effect all permits, licenses, consents, approvals, registrations, memberships, authorizations, and qualifications under all federal, state, local, and foreign laws and regulations, and with all federal, state, local, and foreign governmental or regulatory authorities ("Authority") required for the conduct by it of its business and the ownership or possession by it of its properties and assets other than where the failure to obtain or maintain such permits, licenses, consents, approvals, registrations, memberships, authorizations, or qualifications could not, individually or in the aggregate, have a material adverse effect on the condition of GIMU. GIMU is in compliance with all laws, regulations, ordinances, orders, and decrees (including, without limitation, all environmental and occupational, health, and safety laws) of any governmental authority applicable to the conduct by GIMU of its business and to its ownership and possession of its properties and assets other than where the failure so to comply would not, individually or in the aggregate, have a material adverse effect on the condition of GIMU.

         2.3 Securities Regulation. GIMU has never been subject to any claim or proceeding brought by any shareholder of it under any state or federal securities laws. The common stock of GIMU is freely trading as a priced quotation listed on the Over the Counter Bulletin Board of the National Association of Securities Dealers and there is no investigation or inquiry by the NASD, the U.S. Securities and Exchange Commission, or any state securities



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regulator  relating to such stock or GIMU.  GIMU has filed all reports and other documents required to be filed by it with the SEC, the NASD and any state securities regulator. The consummation of the transactions contemplated hereby will have no effect on the continued public listing of GIMU common stock.

         2.4 Authorization, Execution, and Delivery of Agreement.

                  (a) The execution and delivery of this Agreement, the issuance of the securities designated herein to PML, and the consummation of the transactions contemplated hereby (i) are within the corporate power and authority of GIMU, (ii) do not require the approval or consent of any stockholders of GIMU, and (iii) have been duly authorized by all necessary corporate power on the part of GIMU. This Agreement has been duly authorized by all necessary corporate power on the part of GIMU. This Agreement has been duly executed and delivered by GIMU, and this Agreement constitutes the legal, valid, binding, and enforceable obligation of GIMU.

                  (b) The shares of stock to be issued by GIMU pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of GIMU and when they are issued shall be fully paid and nonassessable, and PML will acquire valid title to such shares free and clear of any encumbrances.

         2.5 Capitalization. The authorized capital stock of GIMU consists of an unlimited number shares of shares of common stock, no par value per share, of which 16,195,642 shares are issued and outstanding. All of the outstanding equity securities of GIMU have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of GIMU. None of the securities of GIMU was issued in violation of law.

         2.6 Financial  Statements.  The Management  Accounts attached hereto as
Schedule 2.5 (the "Management Accounts") present fairly the financial condition and results of operations of the Business, as of the date thereof and for the periods covered thereby.

         2.7 Books and Records. The books of account and other financial records of GIMU are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of GIMU are complete and accurate in all material respects, and contain records of all meetings held (and consents in lieu of meetings executed by) the shareholders and the board of directors of GIMU.

         2.8 No Undisclosed Liabilities. GIMU has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Management Accounts.

         2.9 Taxes.

                  (a) GIMU has duly filed or caused to be filed (or obtained valid, currently effective extensions for filing) all federal, state, local and foreign income, franchise, excise, payroll, sales and use, property, provider, withholding and other tax returns, reports, estimates and information and other statements or returns which are required to be filed by or on behalf of it



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pursuant  to law ("Tax  Returns").  All such Tax  Returns  were  correct  in all respects as filed and reflect in all respects the federal, state, local and foreign income, franchise, excise, payroll, sales and use, property, provider, withholding and other taxes, duties, fees, imposts and governmental charges (and charges in lieu of any thereof), together with interest, and additions to tax and penalties required to be paid or collected by (or allocable to) GIMU (collectively "Taxes"). GIMU (i) has paid or caused to be paid all taxes as shown on the Tax Returns and on any assessment received by it and (ii) has properly and fully recorded as accrued or deferred liabilities all taxes for any period from the date of the last reporting period covered by such Tax Returns. GIMU has not received any written notice of any audit, or any dispute or claim being threatened by any relevant taxing authority concerning any Tax Return or liability for taxes.



         2.10 Legal Proceedings; Orders.

                  (a) There is no pending or, to GIMU's knowledge, threatened proceeding:

                           (i) by or against GIMU or that  otherwise  relates to
or would reasonably be expected to affect its business, or

                           (ii)   that   challenges,   or  that  will  or  could
reasonably be expected to prevent, delay, make illegal, or otherwise interfere with, any of the transactions contemplated hereby.

                  (b) There is no order or group of orders issued by any governmental agency to which GIMU or any of its assets is subject; and no officer, director, agent, or employee of GIMU is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of GIMU in any material respect.

         2.11 Absence of Certain Changes and Events. Since the date of the Management Accounts, GIMU has conducted its business only in the ordinary course of business and there has not been any:

                  (a) change in GIMU's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of GIMU; or issuance of any security convertible into such capital stock;

                  (b) amendment to the organizational documents of GIMU;

                  (c) payment (except in the ordinary course of business) or increase by GIMU of any bonuses, salaries, or other compensation to any shareholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, amendment to, or increase in the payments to or benefits under, any Employee Plan;

                  (e) cancellation or waiver of any claims or rights of GIMU;

                  (f) change in the accounting methods used by GIMU; or




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                  (g) agreement,  whether oral or written,  by GIMU to do any of the foregoing.

         2.12 Disclosure.

                  (a) No representation or warranty or other statement made by GIMU in this agreement omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

                  (b) No additional information to be delivered by GIMU pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         3. Representations and Warranties of MEDPRI. MEDPRI represents and warrants to GIMU as follows:

         3.1 Due Organization. MEDPRI is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, operate, and lease its properties and assets and to conduct its business as now conducted, and is qualified to do business in the state or other jurisdiction where the nature of its properties, assets, or business requires such qualification other than where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, of the business of MEDPRI or its operations, affairs, properties, or assets.

         3.2 Authorization, Execution, and Delivery of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) are within the corporate power and authority of MEDPRI,
(ii) do not require the approval or consent of any stockholders of MEDPRI which has not been received, and (iii) have been duly authorized by all necessary corporate power on the part of MEDPRI. This Agreement has been duly authorized by all necessary corporate power on the part of MEDPRI. This Agreement has been duly executed and delivered by MEDPRI, and this Agreement constitutes the legal, valid, binding, and enforceable obligation of MEDPRI.

         3.3 Capitalization. The issued capital stock of MEDPRI consists of Fifty eight million and three hundred and two thousand (58,302,000) million shares of Common Stock, par value (pound)0.01 (one pence sterling) per share. All of the outstanding equity securities of MEDPRI have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of MEDPRI. None of the securities of MEDPRI was issued in violation of law. The stock records of MEDPRI indicate that PML is the owner of all of the outstanding capital stock.

         3.4 Disclosure.

                  (a) No representation or warranty or other statement made by MEDPRI in this agreement omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

                  (b) No additional information to be delivered by MEDPRI pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.



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         4.  Representations  and Warranties of PML. PML represents and warrants to GIMU as follows:

         4.1 Due Organization. PML is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.2 Ownership of MEDPRI Common Stock. PML is the owner of Fifty eight million and three hundred and two thousand (58,302,000) shares of the common stock of MEDPRI, free and clear of any lien or encumbrance.

         4.2 Authorization, Execution, and Delivery of Agreement.

                  (a) The execution and delivery of this Agreement, the assignment and conveyance of the securities designated herein to GIMU, and the consummation of the transactions contemplated hereby (i) are within the corporate power and authority of PML, (ii) do not require the approval or consent of any stockholders of GIMU which has not been obtained, and (iii) have been duly authorized by all necessary corporate power on the part of PML. This Agreement has been duly authorized by all necessary corporate power on the part of PML. This Agreement has been duly executed and delivered by PML, and this Agreement constitutes the legal, valid, binding, and enforceable obligation of PML.

                  (b) The transfer of the shares of MEDPRI common stock to be delivered by PML to GIMU pursuant to this Agreement has been duly authorized by all necessary corporate action on the part of PML, and GIMU will acquire valid title to such shares free and clear of any encumbrances.

         4.3 Disclosure.

                  (a) No representation or warranty or other statement made by PML in this agreement omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

                  (b) No additional information to be delivered by PML pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         5. Conditions Precedent Additional Agreements.

         5.1 Reorganization of Management. GIMU hereby covenants and agrees to deliver resignations of all directors and officers effective as of the closing, and to cause the appointment of Harry Platt, David Stanley and Avram Perez to the board of directors and the appointment of David Stanley as Chief Executive Officer effective as of the closing.

         5.2 Due Diligence. From and after the date hereof each of the parties hereto will cooperate with and provide the other parties hereto with prompt access to such information as such parties may reasonably request (and which is in such party's possession or reasonably obtainable) in connection with their ongoing due diligence investigations.



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         5.3 Adjustment for  Undisclosed  Liabilities.  In the event that, as of the Closing, the liabilities and obligations of GIMU are in excess of those set forth in the Management Account, MEDPRI and PML shall have the option of terminating this agreement. In the event MEDPRI and PML elect not to terminate this agreement, the number of shares of GIMU common stock to be delivered to PML shall be increased as follows:

                  (i)  The   amount  of  the   additional   liabilities   and/or
obligations shall be determined in U.S. dollars;

                  (ii) The number of shares of GIMU common stock that would be equivalent in value to the additional liabilities and/or obligations, based on a share price of Twelve Cents ($.12) per share, shall be calculated; and

                  (iii) This number of shares shall be multiplied by 5.57 (to account for dilution), and the product shall be the number of additional shares to be delivered by GIMU at the closing.

         6. General Provisions.

         6.1 Survival of Representations, Warranties and Agreement. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, the representation and warranty in this Agreement shall survive the Closing.

         6.2 Expenses. Each party hereto shall pay its, his or her own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof, and the consummation of the transaction contemplated hereby.

         6.3  Laws.   This  Agreement  shall  be  governed  and  interpreted  in accordance with the laws of the State of Delaware, United States of America.

         6.4. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties, and supersedes and integrates all prior oral or written agreements, if any, and may only be modified by written amendment signed by an authorized representative of each party.

         6.5. No Conflicting Agreements. Each party states that there is no agreement between itself and any other person, firm, or corporation that would cause this Agreement not to have full force and effect.

                                    * * * * *











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         IN WITNESS  WHEREOF,  the parties have duly  executed  this  Securities
Exchange Agreement as of the date first written above.


                                                Global Immune Technologies Inc.


                                                 /s/ Don Perks
                                                --------------------------------
                                                Don Perks
                                                Chief Executive Officer

                                                Primedical International Limited

                                                 /s/ Harry Platt
                                                --------------------------------
                                                Harry Platt
                                                Chief Executive Officer

                                                MedPri Limited


                                                 /s/ Mike Hudson
                                                --------------------------------
                                                Mike Hudson
                                                Director


                                                Medical Monitors Limited


                                                 /s/ Allan Shell
                                                --------------------------------
                                                Allan Shell
                                                Managing Director






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